UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2021

PEBBLEBROOK HOTEL TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PC	New York Stock Exchange
Series D Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 18, 2021, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Operating Partnership”), amended four credit agreements and a note purchase and guarantee agreement. The amendments and their changes to material terms of the agreements are described below.

In connection with the amendments to the four credit agreements, the Company and the Operating Partnership also entered into an amendment of an intercreditor agreement with the lenders under the credit agreements (as amended, the “Intercreditor Agreement”), which among other things, modifies the required application of net cash proceeds from debt and equity issuances.

Amendment to Primary Credit Agreement ($650 Million Revolving Credit Facility and $300 Million Term Loan Facility)

On February 18, 2021, the Company, as parent guarantor, the Operating Partnership, as borrower, certain subsidiaries of the Operating Partnership, as guarantors, Bank of America, N.A. (“BofA”), as administrative agent, swing line lender and L/C issuer, and certain other lenders named therein, entered into that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement (the “Primary Credit Agreement Amendment”).

The Primary Credit Agreement Amendment amended that certain Fourth Amended and Restated Credit Agreement, dated as of October 13, 2017, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, BofA, as administrative agent, swing line lender and L/C issuer, and certain other lenders named therein, as amended (the “Primary Credit Agreement”).

As previously disclosed, the Primary Credit Agreement provides for a $950 million unsecured borrowing capacity, composed of a $650 million unsecured revolving credit facility, which matures on January 15, 2022, and a $300 million unsecured term loan facility, which matures on January 15, 2023. Subject to certain terms and conditions set forth in the Primary Credit Agreement, the Operating Partnership (i) may request additional lender commitments under either or both facilities of up to an additional aggregate of $250 million (for a maximum aggregate borrowing capacity under the Primary Credit Agreement of $1.25 billion) and (ii) may elect, for an additional fee, to extend the maturity date of the revolving credit facility by six months once or twice, for a maximum maturity date of January 15, 2023.

As amended by the Primary Credit Agreement Amendment, all existing financial covenants under the Primary Credit Agreement, other than the minimum fixed charge coverage ratio (“FCCR”) and the minimum unsecured interest coverage ratio (“Unsecured ICR”), remain suspended through the first quarter of 2022, and the minimum FCCR and minimum Unsecured ICR remain suspended through the fourth quarter of 2021.

The period from February 18, 2021 through the required financial statement reporting date for the second quarter of 2022 is referred to herein as the “Waiver Period.” The financial covenants are phased back in, but in certain cases at less restrictive levels than were in place prior to the Waiver Period, over a one- to five-quarter period beginning with the second quarter of 2022 (the “Phase-in Period”). During the Phase-in Period, instead of using the prior four calendar quarters’ results in the calculations for determining compliance with the financial covenants, only results for the second quarter of 2022 and thereafter are used (annualized until the final quarter of the Phase-in Period). As amended, the Primary Credit Agreement permits the Operating Partnership to terminate the Waiver Period early at any time, irrevocably, subject to demonstrating satisfaction of the financial covenants that would otherwise apply for the quarter ending immediately prior to such demonstration. In the event of the Waiver Period’s early termination, the Phase-in Period will begin with such quarter and continue for four calendar quarters thereafter.

In addition, the Primary Credit Agreement, as amended by the Primary Credit Agreement Amendment, provides that, among other things:

•	during the Waiver Period, the total of the Company’s cash, cash equivalents and available undrawn funds under all of the Company’s credit agreements and notes (“Liquidity”) must be at least $200 million at the end of each month;

•	during the Waiver Period, if (a) Liquidity is, at any time, less than $400 million, then the Operating Partnership will pledge equity interests in the subsidiary guarantors in an amount equal in value to 50% of the amount of outstanding indebtedness and commitments. Following the Waiver Period, any equity interests so pledged will be released when the maximum permitted ratio of consolidated total debt (less unrestricted cash) to consolidated EBITDA (the “Leverage Ratio”) is (i) not more than 6.75:1:00 for two consecutive quarters or (ii) not more than 6.25:1:00 for one quarter.

•	during the Waiver Period, and pursuant to the Intercreditor Agreement, the Company may retain a portion of net cash proceeds from permitted equity and debt issuances, sales and dispositions to increase its Liquidity:

o	50% of the net cash proceeds from permitted equity and debt issuances, sales and dispositions; and

o	25% of the net cash proceeds from permitted debt issuances;

•	during the Waiver Period, there are limitations on capital expenditures, investments, additional indebtedness, acquisitions, dispositions, dividend payments and share repurchases, with certain exceptions and subject to continued compliance, as follows:

o	regular dividends on the Company’s four series of cumulative redeemable preferred shares and quarterly dividends of $0.01 per common share (or higher to the extent necessary to maintain the Company’s status as a REIT for federal income tax purposes) are permitted;

o	all emergency, life safety and ordinary course maintenance capital expenditures plus $155 million in other capital expenditures are permitted;

o	up to $500 million in proceeds from dispositions of unencumbered assets may be reinvested in acquisitions;

o	up to $250 million in additional secured non-recourse indebtedness and up to $250 million in additional recourse indebtedness are permitted;

o	up to $500 million in acquisitions of unencumbered hotel properties funded by the issuance and sale of additional common shares are permitted; and

o	up to $100 million in investments other than hotel properties;

•	during the Phase-in Period, the maximum permitted Leverage Ratio will be reinstated at 8.50:1.00 and reduced over time to 7:50:1.00; following the Phase-in Period, the maximum will be 6.75:1.00;

•	during the Phase-in Period, the maximum ratio of unsecured debt to total unencumbered asset value will be reinstated at 67.5% and reduced over time to 60.0%; following the Phase-in Period, the maximum will be 60.0%;

•	beginning with the quarter immediately prior to the Phase-in Period:

o	the minimum consolidated fixed charge coverage ratio will be reinstated at 1:05:1.00 and increased over time to 1.50:1.00 in the second quarter of the Phase-in Period; thereafter, the minimum will be 1.50:1.00; and

o	the minimum Unsecured ICR will be reinstated at 1:25:1.00 and increased over time to 1.75:1.00 in the fourth quarter of the Phase-in Period; thereafter, the minimum will be 2.00:1.00;

•	beginning with the first quarter of the Phase-in Period and thereafter, the maximum consolidated recourse secured indebtedness and the maximum consolidated recourse secured indebtedness limitations will be 5.0% and 45.0%, respectively;

•	for purposes of calculating interest rates on borrowings, LIBOR will be at least 25 basis points and, during the Waiver Period:

o	revolving credit facility loans (other than swing line loans) will bear interest at LIBOR plus 2.40% for LIBOR-based loans and 1.40% for Base Rate-based loans and swing line loans; and

o	term loans (other than loans that are subject to swap agreements) will bear interest at LIBOR plus 2.35% for LIBOR-based loans and 1.35% for Base Rate-based loans; and

•	during and following the Waiver Period, repurchases of common shares are not permitted until the Leverage Ratio is below 6.75:1.00.

Amendment to USB Credit Agreement ($65 Million Term Loan Facility)

On February 18, 2021, the Company, as parent guarantor, the Operating Partnership, as borrower, certain subsidiaries of the Operating Partnership, as guarantors, U.S. Bank National Association (“USB”), as administrative agent, and certain other lenders named therein, entered into that certain Third Amendment to Amended and Restated Credit Agreement (the “USB Credit Agreement Amendment”).

The USB Credit Agreement Amendment amended that certain Amended and Restated Credit Agreement, dated as of October 13, 2017, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, USB and certain other lenders named therein, as amended (the “USB Credit Agreement”).

As previously disclosed, the USB Credit Agreement provides for a $65 million unsecured term loan facility, which matures on April 13, 2022. Subject to certain terms and conditions set forth in the USB Credit Agreement, the Operating Partnership may request additional lender commitments under the facility of up to an additional aggregate of $85 million (for a maximum aggregate borrowing capacity under the USB Credit Agreement of $150 million).

The USB Credit Agreement Amendment amended the USB Credit Agreement in substantially the same manner as the Primary Credit Agreement Amendment amended the Primary Credit Agreement, as set forth above.

Amendment to CapOne Credit Agreement ($110 Million Term Loan Facility)

On February 18, 2021, the Company, as parent guarantor, the Operating Partnership, as borrower, certain subsidiaries of the Operating Partnership, as guarantors, Capital One, National Association (“CapOne”), as administrative agent, and certain other lenders named therein, entered into that certain Third Amendment to Credit Agreement (the “CapOne Credit Agreement Amendment”).

The CapOne Credit Agreement Amendment amended that certain Credit Agreement, dated as of October 13, 2017, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, CapOne and certain other lenders named therein, as amended (the “CapOne Credit Agreement Amendment”).

As previously disclosed, the CapOne Credit Agreement provides for a $110 million unsecured term loan facility, which matures on October 13, 2024. Subject to certain terms and conditions set forth in the CapOne Credit Agreement, the Operating Partnership may request additional lender commitments under the facility of up to an additional aggregate of $140 million (for a maximum aggregate borrowing capacity under the CapOne Credit Agreement of $250 million).

The CapOne Credit Agreement Amendment amended the CapOne Credit Agreement in substantially the same manner as the Primary Credit Agreement Amendment amended the Primary Credit Agreement, as set forth above, except that, during the Waiver Period, term loans (other than loans that are subject to swap agreements) will bear interest at LIBOR plus 2.75% for LIBOR-based loans and 1.75% for Base Rate-based loans.

Amendment to BofA Credit Agreement ($1.75 Billion Term Loan Facility)

On February 18, 2021, the Company, as parent guarantor, the Operating Partnership, as borrower, certain subsidiaries of the Operating Partnership, as guarantors, BofA, as administrative agent, and certain other lenders named therein, entered into that certain Third Amendment to Credit Agreement (the “BofA Credit Agreement Amendment”).

The BofA Credit Agreement Amendment amended that certain Credit Agreement, dated as of October 31, 2018, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, BofA, as administrative agent, and certain other lenders named therein, as amended (the “BofA Credit Agreement”).

The BofA Credit Agreement Amendment amended the BofA Credit Agreement in substantially the same manner as the Primary Credit Agreement Amendment amended the Primary Credit Agreement, as set forth above. The BofA Credit Agreement Amendment also provides that lenders may, with the consent of the Company and the Operating Partnership, extend the maturities of term loans maturing in 2021 by one year, to 2022.

Amendment to Note Purchase and Guarantee Agreement ($100 Million Senior Unsecured Notes)

On February 18, 2021, the Company, the Operating Partnership, Massachusetts Mutual Life Insurance Company, MassMutual Asia Limited, Allianz Life Insurance Company of North America and The Guardian Life Insurance Company of America entered into that certain Fourth Amendment to Note Purchase Agreement (the “Note Purchase Agreement Amendment”).

The Note Purchase Agreement Amendment amended that certain Note Purchase and Guarantee Agreement, dated as of November 12, 2015, among the Company, the Operating Partnership, Massachusetts Mutual Life Insurance Company, MassMutual Asia Limited, Allianz Life Insurance Company of North America and The Guardian Life Insurance Company of America, as amended (the “Note Purchase Agreement”), pursuant to which the Operating Partnership issued $100 million of its senior unsecured notes of which (i) $60,000,000 aggregate principal was designated as its 4.70% Senior Notes, Series A, due December 1, 2023 and (ii) $40,000,000 aggregate principal was designated as its 4.93% Senior Notes, Series B, due December 1, 2025 (collectively, the “Notes”).

The Note Purchase Agreement Amendment conformed the Note Purchase Agreement in substantially the same manner as the Primary Credit Agreement Amendment amended the Primary Credit Agreement, as set forth above, except with respect to prepayments of the Notes and the interest rates the Notes bear.

As amended, the Note Purchase Agreement provides that, among other things:

•	during the Waiver Period, the Company may, at its option, prepay at least 10% and up to 100% of the aggregate principal amount of the Notes then outstanding subject to a prepayment premium of 2% of the aggregate principal amount to be prepaid;

•	during the Waiver Period, the Company must offer to prepay the Notes using available net cash proceeds from permitted equity issuances and sales, dispositions and debt issuances exceeding the excepted amounts stated above regarding the Primary Credit Agreement Amendment, in accordance with its stated order of payment, but the holders of the Notes have the right not to accept the prepayment offer;

•	during the Waiver Period, the Company must also offer to prepay a portion of the Notes in an amount equal to 4% of available net cash proceeds from permitted equity issuances and sales, dispositions and debt issuances exceeding the excepted amounts stated above regarding the Primary Credit Agreement Amendment, in accordance with its stated order of payment, but the holders of the Notes have the right not to accept the prepayment offer;

•	during the Waiver Period, the per-annum interest rate the Notes bear is increased by 45 basis points; and

•	during the Phase-in Period, the per-annum interest rate the Notes bear will be increased during each quarter by 45 basis points if the Leverage Ratio exceeds 6.50:1.00 or by up to 100 basis points in the fourth and fifth quarters if the Leverage Ratio exceeds 6.75:1.00.

Several of the lenders under the Primary Credit Agreement, the USB Credit Agreement, the CapOne Credit Agreement and the BofA Credit Agreement, and their affiliates, have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

The foregoing descriptions of the Primary Credit Agreement Amendment, the USB Credit Agreement Amendment, the CapOne Credit Agreement Amendment, the BofA Credit Agreement Amendment, and the Note Purchase Agreement Amendment are not complete and are qualified in their entirety by reference to the copies of such amendments which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Primary Credit Agreement Amendment, the USB Credit Agreement Amendment, the CapOne Credit Agreement Amendment, the BofA Credit Agreement Amendment and the Note Purchase Agreement Amendment is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, the Board of Trustees (the “Board”) of the Company approved, as recommended by the Compensation Committee of the Board (the “Compensation Committee”), compensatory arrangements in which the executive officers of the Company will participate for 2021.

For 2021, the Compensation Committee and the Board determined that compensation for each executive will consist of: (i) an annual cash base salary; (ii) an annual cash bonus incentive award under the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended (the “Plan”); (iii) regular awards of long-term equity-based compensation under the Plan; and (iv) a special retention award of LTIP Class B Units in the Company’s operating partnership under the Plan. Of the regular awards of long-term equity-based compensation, 40% consists of restricted common shares of beneficial interest of the Company, $0.01 par value per share (“Common Shares”), subject to pro rata time-based vesting over a three-year period beginning January 1, 2022, and 60% consists of performance units, subject to performance-based vesting over a three-year performance period only if and to the extent that certain enumerated performance objectives are achieved. If vested, the performance units will be settled in the form of Common Shares, pursuant to the Plan. The special retention award of LTIP Class B Units will vest subject to pro rata time-based vesting over four years beginning January 1, 2023.

The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2021 as determined by the Compensation Committee and the Board.

	2021 Target Compensation
	Components as a Percentage of Target Total Compensation (1)
	Base Salary	Target Cash Incentive Bonus	Target Equity-Based Compensation(2)
Jon E. Bortz	16%	25%	59%
Raymond D. Martz	23%	23%	54%
Thomas C. Fisher	23%	23%	54%

(1)	Target total compensation includes base salary, target cash incentive bonus, time-based restricted Common Shares and the target amount of performance units, as discussed below. The special retention award of time-based restricted LTIP Class B Units is not included. Including the special retention award, the percentages shown would be 8%, 13% and 79% for Mr. Bortz and 8%, 8% and 84% for each of Messrs. Martz and Fisher.
(2)	Percentages include the January 2021 awards of time-based restricted Common Shares and performance units, which comprise 40% and 60%, respectively, of the regular target equity-based compensation amount.

Base Salary and Annual Cash Incentive Bonus

The Compensation Committee and the Board approved the following cash compensation arrangements for 2021 for each of the executive officers, which reflect no increase over the dollar amounts originally established for 2020:

			Target Cash Incentive Bonus as a % of
	Base Salary	Target Cash Incentive Bonus	Base Salary	Target Total Compensation(1)
Jon E. Bortz	$750,000	$1,203,750	161%	25%
Raymond D. Martz	$500,000	$500,000	100%	23%
Thomas C. Fisher	$500,000	$500,000	100%	23%

(1)	Target total compensation includes base salary, target cash incentive bonus, time-based restricted Common Shares and the target amount of performance units, as discussed below, and does not include the special retention award of time-based restricted LTIP Class B Units.

For each executive, the target cash incentive bonus is contingent on the Company meeting the target levels of certain management objectives and goals established by the Board (the “2021 Annual Objectives”), which are established at the beginning of the year and are designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash incentive bonus that will be paid in 2022 for performance in 2021 will depend on the Company’s performance against the 2021 Annual Objectives and could be as little as zero or as much as 200% of the target cash incentive bonus.

The level of performance against each 2021 Annual Objective will be measured relative to a target. The payout level of each objective varies by level of performance achieved, from a minimum of 0% up to target and maximum amounts that differ by objective. Regardless of the Company’s actual performance against any of the 2021 Annual Objectives, no executive officer will be entitled to receive more than a maximum of 200% of his target cash incentive bonus as an actual annual cash bonus incentive award.

There are three 2021 Annual Objectives:

•	55% (up to a maximum of 137.5%) of the target cash amount will be determined by the degree to which the Company succeeds operationally, culturally and financially during and following the COVID-19 pandemic (“Crisis Management”);

•	15% (up to a maximum of 37.5%) of the target cash amount will be determined by the degree to which the Company achieves certain asset management initiatives, including successfully completing renovations or planning and design work for certain hotel properties, rebuilding hotel-level teams within tight cost-control measures and generating hotel-level earnings before interest, taxes, depreciation and amortization (“EBITDA”) per guest room in the top two of the Company’ full-service lodging REIT peers (Braemar Hotels & Resorts Inc., DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc.); and

•	30% (up to a maximum of 75%) of the target cash amount will be determined by the degree to which the Company achieves certain other business objectives, including further developing Curator Hotel & Resort Collection (“Curator”), evaluating and executing further growth opportunities, meeting acquisition/disposition goals and complying with internal controls and compliance.

Long-Term Equity Incentive Awards

The Compensation Committee and the Board approved long-term equity incentive awards to each executive officer for 2021, consisting of: a regular award of restricted Common Shares subject to time-based vesting following completion of a three-year period; a regular award of performance units subject to performance-based vesting (which, if vested, will settle in the form of Common Shares) following completion of a three-year period (half of the award) and each year within that three-year period (one-sixth of the award); and a special retention award of restricted LTIP Class B Units subject to time-based vesting on a pro rata basis on January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026. Long-term equity incentive awards are intended to provide grantees with an incentive to promote the long-term success of the Company in line with the interests of the Company’s shareholders.

Regular Award of Restricted Common Shares

For 2021, the Board awarded time-based restricted Common Shares, which will vest ratably on January 1, 2022, January 1, 2023 and January 1, 2024, provided that the recipient remains employed by the Company or an affiliate through the applicable vesting date or as otherwise described below, to Messrs. Bortz, Martz and Fisher as follows:

•	Mr. Bortz – 53,769 Common Shares;

•	Mr. Martz – 22,084 Common Shares; and

•	Mr. Fisher – 22,084 Common Shares.

The time-based restricted Common Share awards granted to each of Messrs. Bortz, Martz and Fisher also provide the following vesting- and forfeiture-related terms:

•	upon a change in control of the Company, unvested awards vest;

•	upon termination of the executive’s employment with the Company because of his death or disability, unvested awards vest;

•	upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control), unvested awards vest;

•	upon termination of the executive’s employment with the Company without cause, unvested awards vest; and

•	upon termination of the executive’s employment with the Company for cause, unvested awards are forfeited.

Except as described above, any awards that are unvested at the time the executive terminates his employment with the Company are forfeited.

The restricted Common Shares were awarded pursuant to share award agreements substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 16, 2018.

Regular Award of Performance Units

For 2021, the Board awarded performance units (which, if vested, will settle in the form of Common Shares) to each of the Company’s executive officers pursuant to a Performance Unit Award Agreement, substantially in the form of a Performance Unit Award Agreement for Executive Officers, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020. The performance units will vest only if, and to the degree that, the performance criteria established by the Board are met, provided that the recipient remains employed by the Company through the end of the applicable measurement period or as otherwise described below.

The number of performance units that vest in each measurement period will be determined by the “Relative TSR Objective,” which is the Company’s total shareholder return (Common Share price appreciation/depreciation plus paid dividends) (“TSR”) compared to the TSR of each member of group of 13 publicly listed hospitality REITs, collectively referred to as the TSR Peer Group. The following companies comprise the “TSR Peer Group”: Apple Hospitality REIT, Inc., Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts Inc., Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc.

There are four measurement periods of the Relative TSR Objective under the awards, and the percentage of the target number of performance units that may vest based on performance during that period varies, as follows:

•	50% (up to a maximum of 125%) of the target number of performance units will be determined by the Relative TSR Objective measured for the three-year period from December 31, 2020 through December 31, 2023;

•	16.7% (up to a maximum of 41.8%) of the target number of performance units will be determined by the Relative TSR Objective measured for the one-year period from December 31, 2020 through December 31, 2021;

•	16.7% (up to a maximum of 41.7%) of the target number of performance units will be determined by the Relative TSR Objective measured for the one-year period from December 31, 2021 through December 31, 2022; and

•	16.6% (up to a maximum of 41.5%) of the target number of performance units will be determined by the Relative TSR Objective measured for the one-year period from December 31, 2022 through December 31, 2023.

The level of performance against the Relative TSR Objective will be measured relative to a target. The payout level varies by level of performance achieved for each measurement period, from a minimum of 0% up to target and a maximum of 250%, as shown in the following table (and a payout level between the minimum and target, or between target and the maximum, will be interpolated):

	Minimum % of Target # of Units	Target Performance Level and % of Target Number of Units	Maximum % of Target # of Units
Performance Level (relative to Target Performance)	TSR < Peer Group min.	TSR in 50th percentile of Peer-Group	TSR > Peer Group max.
Payout Level per Period (percent of target number of units)	0%	100%	250%

If the Company’s TSR is less than 0% for the three-year measurement period ending December 31, 2022, then the maximum percentage of the target number of performance units will be capped at 100%, regardless of the degree of the Company’s outperformance, if any, against the Relative TSR Objective.

The target and maximum number of performance units subject to the Relative TSR Objective for the Company’s three executive officers are as follows, and in each case the minimum number is zero:

•	Mr. Bortz – 80,653 performance units, target (161,306 performance units, maximum);

•	Mr. Martz – 33,125 performance units, target (66,250 performance units, maximum); and

•	Mr. Fisher – 33,125 performance units, target (66,250 performance units, maximum).

For each executive, the actual amount of performance units that will vest (and be settled in the form of Common Shares) after the end of each measurement period will depend on the Company’s performance against the Relative TSR Objective as determined by the Compensation Committee and requires that the recipient remains employed by the Company or an affiliate through the end of such measurement period or as otherwise described below. The performance units will, prior to vesting, not be entitled either to receive dividends or to be voted, but dividends will, in effect, accrue on the performance units and will be paid if, but only if, and to the extent the performance units vest and are settled in the form of Common Shares.

The vesting-related terms of the performance units granted to each of Messrs. Bortz, Martz and Fisher also provide that, prior to December 31, 2023, upon termination of the executive’s employment with the Company: (i) for cause, the unvested units are forfeited; and (ii) under the following scenarios, the number of units that shall vest will be up to the greater of (x) the target number of units and (y) the number of units determined by the performance provisions:

•	upon a change in control of the Company;

•	upon termination of the executive’s employment with the Company because of his death or disability;

•	upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control); and

•	upon termination of the executive’s employment with the Company without cause.

Special Retention Award of LTIP Class B Units

In recognition of the importance of retaining the Company’s three executive officers and the increasing marketability and competition for their respective skills, the Compensation Committee and the Board awarded LTIP Class B Units to Messrs. Bortz, Martz and Fisher. The Compensation Committee and the Board intend for the award to provide an additional incentive to these officers to remain at the Company and to strengthen further the alignment of the officers’ interests with those of the Company’s other shareholders. The LTIP Class B Units will vest ratably on January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026, provided that the recipient remains employed by the Company through the applicable vesting date or as otherwise described below. Messrs. Bortz was awarded 216,035 LTIP Class B Units and Messrs. Martz and Fisher were each awarded 192,031 LTIP Class B Units. These retention awards are not treated as a recurring component of the executive officers’ annual compensation packages.

The special retention awards of LTIP Class B Units granted to each of Messrs. Bortz, Martz and Fisher have the same additional vesting- and forfeiture-related terms as set forth above under “Regular Award of Restricted Common Shares.”

The LTIP Class B Units were awarded pursuant to LTIP Class B Unit Retention Award Agreements, the form of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Award of Equity Interests in Curator

The Compensation Committee and the Board also awarded restricted equity interests in the indirect subsidiaries of the companies that majority-own Curator, which provides operating agreements, services and technology to private and independently owned hotels. As a founding member of Curator, the Company holds the majority of the Curator entities’ equity interests. The Compensation Committee and the Board awarded an aggregate of 3% of such equity interests out of the Company’s holdings to Messrs. Bortz (1.50%), Martz (0.75%) and Fisher (0.75%), which interests shall vest after approximately five years, on January 1, 2026, subject to continued employment by the Company or an affiliate.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

February 23, 2021	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary